UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 26, 2014

Date of Report (Date of earliest event reported)

MTR Gaming Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20508	84-1103135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

State Route 2 South, P.O. Box 356, Chester, West Virginia	26034
(Address of principal executive offices)	(Zip Code)

(304) 387-8000
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01                                           Regulation FD Disclosure.

On August 26, 2014, the Board of Health of Hancock County, West Virginia (the “Board of Health”) adopted and approved the Clean Air Regulation Act of 2014 (“Regulation”), which will be effective July 1, 2015.  The Regulation, as currently adopted, will ban smoking in public places in Hancock County including at MTR Gaming Group, Inc.’s Mountaineer Casino Racetrack & Resort.  We are continuing to evaluate the Regulation, its impact on our Mountaineer facility, which we anticipate could have a significant negative impact on our business and results of operations, and steps to become compliant with the Regulation upon its effective date.

We are disappointed in the actions taken by the Board of Health and in particular the lack of modifications or exemptions that are provided for in similar regulations established by 25 of the 27 counties in West Virginia that have adopted smoking ban regulations.    We will continue to raise our concerns with the Regulation before the Board of Health and other interested parties, however there can be no assurances that such dialogue, if and when had, will ultimately be successful.

For additional information, please see our filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors — Risks Related to Our Business — We are subject to extensive regulation by gaming and racing authorities” set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, which we filed on March 14, 2014, and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Other Matters” set forth in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, which we filed on August 8, 2014.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTR GAMING GROUP, INC.

Dated: September 2, 2014
	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Executive Vice President and
Chief Financial Officer